Adicet Reports First Quarter 2024 Financial Results and Provides Business Updates

On track to initiate Phase 1 clinical trial evaluating ADI-001 in lupus nephritis in 2Q 2024

Presented promising preclinical data on ADI-270 at the American Society of Gene and Cell Therapy (ASGCT) Annual Meeting; on track to file investigational new drug (IND) in renal cell carcinoma in 2Q 2024

Strong balance sheet with $247.6 million in cash and cash equivalents as of March 31, 2024

REDWOOD CITY, Calif. & BOSTON – May 14, 2024 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer, today reported financial results and operational highlights for the first quarter ended March 31, 2024.

“We are poised for a transformational year in 2024 as we advance our gamma delta T cell platform in autoimmune diseases and prepare to initiate a Phase 1 study evaluating our lead candidate ADI-001 in lupus nephritis in the second quarter of this year,” said Chen Schor, President and Chief Executive Officer at Adicet Bio. “We recently shared encouraging preclinical data on ADI-270 at the ASGCT annual meeting highlighting its highly differentiated profile and illustrating ADI-270’s robust anti-tumor activity in multiple CD70+ solid and hematological cancer indications and supporting ADI-270’s clinical development. In parallel, we are continuing to enroll mantle cell lymphoma patients in our ongoing Phase 1 study of ADI-001 in relapsed or refractory non-Hodgkin’s lymphoma and expect to share a clinical update in the second half of this year.”

First Quarter 2024 and Recent Operational Highlights:

Autoimmune diseases

•
On track to initiate Phase 1 study of ADI-001 in lupus nephritis in 2Q 2024. In December 2023, the FDA granted clearance for Adicet's IND application to evaluate ADI-001 in lupus nephritis. The Company plans to commence a Phase 1 clinical trial to assess the safety and efficacy of ADI-001 in lupus nephritis in the second quarter of 2024. Preliminary data from the study are anticipated during the fourth quarter of 2024 or first quarter of 2025, depending on patient enrollment and study site activation.

•
Continuing to expand ADI-001 into additional autoimmune diseases. Adicet plans to continue broadening the clinical applications of ADI-001 to include additional autoimmune indications. The Company expects to share preliminary clinical data in the fourth quarter of 2024 or first half of 2025, subject to regulatory clearances and contingent upon successful site initiation and patient enrollment in the relevant clinical protocols.

Hematologic malignancies and solid tumor indications

•
Presentation of preclinical data from ADI-270 at the ASGCT Annual Meeting. In May 2024, Adicet presented promising preclinical data in an oral presentation at the ASGCT annual meeting demonstrating robust anti-tumor activity of ADI-270, an armored allogeneic “off-the-shelf” gamma delta CAR T cell therapy candidate targeting CD70+ cancers, in multiple CD70+ solid and hematological tumor indications. Based on ADI-270’s promising profile in preclinical studies to date, Adicet expects to submit an IND for ADI-270 in renal cell carcinoma in the second quarter of 2024. Following regulatory clearance and contingent upon study initiation progress, the Company intends to present clinical data from a Phase 1 study in the first half of 2025.
•
Enrollment of mantle cell lymphoma (MCL) patients in ongoing ADI-001 Phase 1 GLEAN study. Adicet is continuing to enroll MCL patients in the Phase 1 trial evaluating ADI-001 in relapsed or refractory non-Hodgkin’s Lymphoma (NHL). The Company remains on track to provide a clinical update on safety, efficacy and 6-month complete response data in MCL patients in the second half of 2024.

Financial Results for First Quarter 2024:

•
Research and Development (R&D) Expenses: R&D expenses were $23.9 million for the three months ended March 31, 2024, compared to $26.8 million during the same period in 2023. The decrease in R&D expenses was primarily due to a net $3.1 million decrease in expenses related to contract development manufacturing organizations (CDMOs) and other externally conducted research and development.
•
General and Administrative (G&A) Expenses: G&A expenses were $7.0 million for the three months ended March 31, 2024, compared to $6.6 million during the same period in 2023. The $0.4 million increase was primarily driven by an increase in personnel expenses. The increase was partially offset by a $0.2 million decrease in contractor fees as well as a $0.1 million decrease in professional fees.

•
Net Loss: Net loss for the three months ended March 31, 2024 was $28.0 million, or a net loss of $0.35 per basic and diluted share, including non-cash stock-based compensation expense of $5.7 million, as compared to a net loss of $30.9 million, or a net loss of $0.72 per basic and diluted share, including non-cash stock-based compensation expense of $4.8 million during the same period in 2023.
•
Cash Position: Cash and cash equivalents were $247.6 million as of March 31, 2024, compared to $231.6 million during the same period in 2023. The Company expects that current cash and cash equivalents as of March 31, 2024, will be sufficient to fund its operating expenses into the second half of 2026.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients. For more information, please visit our website at https://www.adicetbio.com.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: preclinical and clinical development of Adicet’s product candidates, including future plans or expectations for ADI-001 and ADI-270, including the potential submission or timing of clearance of INDs, and the potential safety, durability, tolerability and efficacy of these product candidates as well as their potential promising profiles; the progress, timing and success of the Company’s ongoing and planned Phase 1 clinical trials of ADI-001 in autoimmune diseases and cancer, including expectations for site activation, enrollment and data readouts; the Company’s plan to expand into other autoimmune indications in the future; the Company’s expectations regarding regulatory filings and clearances, including the submission of an IND for ADI-270 in renal cell carcinoma in the second quarter of 2024; and expectations regarding the Company’s uses of capital, expenses and financial results, including the expected cash runway.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of global economic conditions and public health emergencies on Adicet’s business and financial results, including with respect to disruptions to our preclinical and clinical studies, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; and Adicet’s ability to meet production and product release expectations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission (SEC), as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com

ADICET BIO, INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	23,897	26,756
General and administrative	6,974	6,566
Total operating expenses	30,871	33,322
Loss from operations	(30,871)	(33,322)
Interest income	2,918	2,666
Interest expense	(2)	(19)
Other expense, net	(61)	(206)
Loss before income tax provision	(28,016)	(30,881)
Income tax provision	—	—
Net loss	$(28,016)	$(30,881)
Net loss per share, basic and diluted	$(0.35)	$(0.72)
Weighted-average common shares used in computing net loss per share, basic and diluted	79,071,652	42,955,688

ADICET BIO, INC.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2024	2023
Cash and cash equivalents	$247,589	$159,711
Working capital	232,889	142,985
Total assets	293,095	207,295
Accumulated deficit	(408,788)	(380,772)
Total stockholders’ equity	258,804	170,175